Exhibit 99.1

American Battery Technology Company Announces Share Consolidation in Preparation for Listing on Major National Exchange

Highlights

●	Share consolidation is part of the company’s uplisting process for The Nasdaq Capital Market listing requirements. It further simplifies ABTC’s capital structure and is intended to enable the company to meet Nasdaq’s rigorous listing requirements.

●	The consolidation is an important step in the company’s next phase of growth with the potential to provide greater exposure and increased access to global capital markets and institutional investors to help support future growth at more favorable terms.

●	The company is uniquely positioned with its first-of-kind technologies for both lithium-ion battery recycling and primary lithium manufacturing operations to address the immense imbalance of supply and demand for battery metals, particularly sustainably- and domestically-sourced battery metals.

Reno, Nev., September 11, 2023 — American Battery Technology Company (ABTC) (OTCQX: ABML), an integrated critical battery materials company that is commercializing both its primary minerals manufacturing and secondary minerals lithium-ion battery recycling technologies, today announced that the ABTC board of directors approved a 1-for-15 reverse split of its common stock effective at 9:00 a.m. Eastern Time on Monday, September 11, 2023. ABTC’s common stock will continue to trade on OTCQX Markets (“OTC”) under the symbol “ABML” and will begin trading on a split-adjusted basis when the market opens on Monday, September 11, 2023.

The company’s board of directors approved the reverse stock split with the objective of uplisting the company’s shares to The Nasdaq Capital Market (Nasdaq). As a result of the reverse stock split, every 15 shares of common stock issued and outstanding as of the effective date will be automatically combined into one share of common stock. The reverse stock split will not change the terms of the common stock.

No fractional shares will be issued in connection with the reverse stock split. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share, and no shareholders will receive cash in lieu of fractional shares.

About American Battery Technology Company

American Battery Technology Company is uniquely positioned to supply low-cost, low-environmental impact, and domestically sourced battery metals through its three divisions: lithium-ion battery recycling, primary battery metal extraction technologies, and primary resources development.

American Battery Technology Company has built a clean technology platform that is used to provide a key source of domestically manufactured critical and strategic battery metals to help meet the near insatiable demand from the electric vehicle, electrical grid storage, and consumer electronics industries. This ESG-principled platform works to create a closed-loop circular economy for battery metals that champions ethical and environmentally sustainable sourcing of critical and strategic materials.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2022. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media and Company Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

Investor Relations Contact:

Georg Venturatos / Jared Gornay

Gateway Group

ABML@Gateway-grp.com

(949) 574-3860